                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting Material Pursuant to Section 240.14a-12

                          Horizon Group Properties, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11

    (1) Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------
    (2) Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------
    (4) Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------
    (5) Total fee paid:

        ------------------------------------------------------------------------

/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

        ------------------------------------------------------------------------
    (2) Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------
    (3) Filing Party:

        ------------------------------------------------------------------------
    (4) Date Filed:

        ------------------------------------------------------------------------

                    [LETTERHEAD OF HORIZON GROUP PROPERTIES]


                                                               July 12, 2000


Dear Stockholder:


You are cordially invited to attend the Annual Meeting of Stockholders (the "Meeting") of Horizon Group Properties, Inc. (the "Company") to be held on August 29, 2000 at 10:00 a.m., local time, at 77 West Wacker Drive, 42nd Floor Conference Room, Chicago, Illinois.


At the Meeting, you will be asked to consider and take action to (i) approve the Articles of Amendment and Restatement of the Company; (ii) elect one Director of the Company; (iii) ratify the appointment of Ernst & Young, LLP as independent auditors of the Company for the fiscal year ending December 31, 2000; and (iv) transact such other business as may properly come before the Meeting.

THE BOARD HAS UNANIMOUSLY APPROVED THE PROPOSALS SET FORTH HEREIN AND BELIEVES THAT THEY ARE IN THE BEST INTERESTS OF THE COMPANY AND ITS STOCKHOLDERS AND RECOMMENDS THAT STOCKHOLDERS OF THE COMPANY VOTE FOR THE APPROVAL OF THE PROPOSALS SET FORTH HEREIN.

Additional information with respect to these matters is set forth in the enclosed Proxy Statement and the formal notice of Meeting. Also enclosed is a Proxy Card. After reading these materials, please mark, date, sign, and return the enclosed Proxy Card to ensure that your vote on the important business matters to be considered at the Meeting will be recorded. Abstentions and broker non-votes will have the same effect as a vote against the foregoing proposals.

I appreciate your investment in the Company and am looking forward to this opportunity to meet you personally. Whether or not you can attend, however, I greatly appreciate your cooperation in returning the enclosed Proxy Card.

                                   Sincerely,



                                   Gary J. Skoien
                                   Chairman, President and
                                   Chief Executive Officer

                         HORIZON GROUP PROPERTIES, INC.

                                  NOTICE OF THE
                       2000 ANNUAL MEETING OF STOCKHOLDERS
                          To be held on August 29, 2000


To the Stockholders:


Notice is hereby given that the 2000 Annual Meeting of Stockholders of Horizon Group Properties, Inc., a Maryland corporation (the "Company"), will be held at 77 West Wacker Drive, 42nd Floor Conference Room, Chicago, Illinois, on August 29, 2000 at 10:00 a.m., local time (the "Meeting"), to consider and take action on the following matters:


Approve the Articles of Amendment and Restatement of the Company;

Elect one Director of the Company;

Ratify the appointment of Ernst & Young, LLP as independent auditors of the Company for the fiscal year ending December 31, 2000; and

Transact such other business as may properly come before the Meeting.

Holders of record of the Company's Common Stock at the close of business on July 11, 2000 (the "Record Date") shall be entitled to notice of, and to vote with respect to all matters to be acted upon at, the Meeting.

                                   By order of the Board of Directors,

                                   David R. Tinkham

                                   SECRETARY


Chicago, Illinois
July 12, 2000



IMPORTANT: WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, PLEASE MARK, DATE AND SIGN YOUR PROXY, AND RETURN IT PROMPTLY IN THE STAMPED ENVELOPE ENCLOSED FOR YOUR CONVENIENCE.

                         Horizon Group Properties, Inc.
                              77 West Wacker Drive
                                   Suite 4200
                            Chicago, Illinois, 60601
                             ----------------------

                                 PROXY STATEMENT
                                  FOR THE 2000
                         ANNUAL MEETING OF STOCKHOLDERS

                         To be held on August 29, 2000



          The enclosed proxy is solicited by and on behalf of the Board of Directors (the "Board") of Horizon Group Properties, Inc., a Maryland corporation (the "Company"), for use at the Annual Meeting of Stockholders (the "Meeting") to be held on August 29, 2000 at 10:00 a.m., local time, or at any adjournment or postponement thereof for the purposes set forth in the accompanying Notice of such meeting. This Proxy Statement and accompanying Proxy Card are being mailed to stockholders of record on or about July 12, 2000.


          If the accompanying Proxy Card is properly signed and returned to the Company and not revoked, it will be voted in accordance with the instructions contained therein. Unless contrary instructions are given, the persons designated as proxy holders in the Proxy Card will vote in favor of the matters presented in this Proxy Statement, and as recommended by the Board with regard to all other matters. Each proxy executed and returned by a stockholder may be revoked at any time before it is voted by timely submission of written notice of revocation or by submission of a duly executed proxy bearing a later date (in either case directed to the Secretary of the Company) or, if present at the Meeting, a stockholder may elect to revoke his or her proxy and vote shares personally. The principal executive offices of the Company are located at 77 West Wacker Drive, Suite 4200, Chicago, Illinois, 60601.

          The cost of solicitation of proxies will be borne by the Company. The Company may use the services of its Directors, officers, employees and others to solicit proxies, personally or by telephone; arrangements may also be made with brokerage houses and other custodians, nominees, fiduciaries and stockholders of record to forward solicitation material to the beneficial owners of stock held of record by such persons. If any personal interviews or telephone conversations are used to solicit proxies, delivery of this Proxy Statement and Proxy Card will precede the interview or telephone conversation. If as a result of the interview or conversation additional Proxy Cards are requested or required, they will be forwarded to the registered holder as so requested or required.


QUORUM AND VOTE REQUIRED


          Only holders of record of common stock, par value $.01 per share, of the Company ("Common Stock") on July 11, 2000 (the "Record Date") will be entitled to vote at the Meeting. As of the Record Date, the Company had 2,870,127 shares of Common Stock outstanding and entitled to vote with respect to all matters to be acted upon at the Meeting. Each holder of Common Stock is entitled to one vote with respect to matters to be acted upon for each share of Common Stock held by such holder. Under Maryland law and the Amended and Restated Bylaws of the Company (the "Bylaws"), the presence of holders in person or by proxy representing a majority of all the votes entitled to be cast at the Meeting will constitute a quorum at the Meeting. Abstentions are considered holders who are present at the Meeting and entitled to vote and are counted for purposes of determining if a quorum exists. "Broker non-votes" are votes represented by proxies from brokers or nominees indicating that those brokers or nominees have not received instructions from the beneficial owners or other persons entitled to vote shares on a particular matter with respect to which the broker or nominees do not have discretionary power. Broker non-votes will not be counted for purposes of determining whether a quorum exists. The existence of a quorum will be determined based upon the number of shares held by shareholders present in person plus the largest number of shares represented by proxies in which votes have been cast or as to which authority to vote has not been withheld on any proposal. Accordingly, if a broker has exercised discretionary authority with respect to a proposal or has not withheld authority to vote on all of the proposals, the shares represented by that proxy may be counted as votes present at the Meeting and the number of shares present at the Meeting will not be reduced by the broker non-votes represented by that proxy on a different proposal.

          According to the terms of the current Articles of Amendment and Restatement of the Company (the "Charter") and assuming the presence of a quorum, the proposals may be adopted in the following manner:

          Proposal 1: The approval of the amendments contained in the Articles of Amendment and Restatement requires the affirmative vote of holders of at least two thirds (2/3rds) of the shares entitled to vote, regardless of whether the holders are present in person or by proxy at the Meeting. Abstentions and broker non-votes will have the effect of a vote against the amendments contained in the Articles of Amendment and Restatement.

          Proposals 2 and 3: The election of a director and the ratification of the appointment of Ernst & Young, LLP requires the affirmative vote of the holders of a majority of the shares of stock entitled to be voted whose holders are present in person or represented by proxy at the Meeting. Therefore, broker non-votes will not be counted as present on the proposals and will have no effect in determining the outcome. Abstentions will be counted as present and will have the effect of a vote against the proposals.


OTHER BUSINESS

          The Board is aware of no business before the Meeting other than that specified in this Proxy Statement. If matters properly come before the Meeting, the persons named in the accompanying proxy card intend to vote the proxies in accordance with the recommendation of the Board.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

          Certain statements in this Proxy Statement constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. When used in this proxy statement, the words "estimate," "project," "anticipate," "expect," "intend," "believe," and similar expressions are intended to identify forward-looking statements. Such forward-looking statements involve known and unknown risks, uncertainties, and other factors which may cause the actual results, performance and achievements of the Company or industry results to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include, among other things, the following factors as well as those factors discussed elsewhere in the Company's filings with the Securities and Exchange Commission: the successful development and implementation of the Company's business plan, changes in the real estate market, changes in the factory outlet center market, prevailing interest rates and general economic conditions, the level of competition confronting the Company, the accessibility of the capital markets and other sources of financing for the Company and other factors referred to in this Proxy Statement and previous filings by the Company.

                PROPOSAL NO. 1-APPROVAL OF AMENDMENTS TO CHARTER

GENERAL DISCUSSION OF AMENDMENTS AND REASONS THEREFOR

The Company currently has a net operating loss ("NOL") for federal income tax purposes which can be used to offset taxable income which may be generated in future years. The Internal Revenue Code of 1986, as amended (the "Code") contains provisions which significantly reduce the annual amount of NOLs which can be utilized if certain changes occur in the ownership of a company's outstanding stock. The proposed revisions to the Charter would impose a limit on share ownership with respect to any shareholder of no more than 4.9% of the value of all classes of the Company's outstanding shares. This limitation is intended to prevent the application of the limitations on the utilization of the Company's NOLs. The revisions to the Charter would allow the Board of Directors (the "Board") to set a higher share ownership limit with respect to specific shareholders, provided such higher limit would not jeopardize the Company's status as a real estate investment trust ("REIT") within the meaning of Section 856 of the Code. Additionally, shareholders which own more than 4.9% of the Company's outstanding shares as of the effective date of the amendments would not be subject to the 4.9% ownership limit, but would continue to be subject to the ownership limit of 9.9% of the value of the Company's outstanding shares as provided in the current Charter. The Company is currently seeking a Private Letter Ruling from the Internal Revenue Service confirming that such amendments would not affect the Company's status as a REIT. Assuming that the Company receives the affirmative vote of at least two thirds (2/3rds) of the outstanding shares of the Company, the amendments to the Charter will not be filed as required under Maryland law and thus will not become effective unless the Company receives a favorable ruling from the Internal Revenue Service.

For purposes of the following discussion, all capitalized terms not otherwise defined have the meanings defined in the Charter, a copy of which is attached hereto as Appendix A in a form which indicates the proposed additions and deletions by means of underlining and striking-through, respectively. Any descriptions of the provisions of the current Charter or of the proposed Articles of Amendment and Restatement are qualified in their entity by reference to Appendix A.

DESCRIPTION OF LIMITATIONS ON UTILIZATION OF NET OPERATING LOSSES

The Company currently has approximately $14 million of NOLs. The Company would also recognize substantial additional losses if it were to sell or otherwise dispose of its other real estate assets in taxable transactions. The ability to utilize the full amount of these losses is of value to the Company by providing financial flexibility. Section 382 of the Code contains provisions which, if met, would significantly limit the amount of losses which the Company could utilize in the future.

The provisions of Section 382 of the Code become applicable if the value of the stock owned by shareholders owning at least five percent of a company's stock ("Five Percent Shareholders") has increased by more than 50 percentage points over the lowest percentage of a company's stock owned by the same shareholders at any time during the prior three years (an "Ownership Shift"). For purposes of this test, all shareholders owning less than five percent of a company's stock are treated as one Five Percent Shareholder.

If an Ownership Shift has occurred, the maximum amount of an NOL that can be utilized in any year is equal to the product of the total equity value of a company's stock and the federal long-term tax-exempt interest rate, both as of the date the Ownership Shift occurs. Currently, the federal long-term tax-exempt rate is approximately 5.84% and the equity value of the Company's stock is approximately $12.8 million (based on approximately 2.85 million shares outstanding at a price of $4.50 per share). Based on these amounts, if an Ownership Shift were to occur, the maximum annual NOL that the Company could utilize would be approximately $748,000.

BENEFITS TO THE COMPANY

The utilization of NOLs provides the Company with the flexibility to employ its cash flow to reduce debt, make capital expenditures or expand corporate operations, as the Board may determine to be in the best interests of the Company. As a REIT, the Company is required to distribute at least 95% (90% for years ending after December 31, 2000) of its taxable ordinary income in the form of dividends and pay tax on any taxable ordinary income not distributed. A REIT may choose to retain taxable capital gains, but must pay income tax on amounts retained. To the extent that the Company has NOLs, it can offset taxable income by such NOLs thus either reducing its tax liability or reducing the amount it is required to distribute. The ability to utilize its NOLs will give the Company the flexibility to determine the timing of its distributions to minimize the taxability of such distributions. If the Company were to make a distribution in a year in which it had generated earnings and profits, such distribution would generally be taxed as ordinary income (or capital gain if the source of such income was capital in nature and so designated by the Company). If the Company were to make a distribution in a year in which it did not have current or accumulated earnings and profits, such distribution would generally be treated as a return of capital not subject to taxation. If the Company were to be limited in the utilization of its NOLs, it could be required to make a distribution in the year in which taxable income is generated in order to maintain its status as a REIT. Such distribution would be taxable to the shareholders as ordinary income (or capital gain). If the Company were to be able to offset such income by its NOLs and were to make a distribution in a subsequent year in which it did not have current or accumulated earnings and profits, such distribution would generally not be taxable to the shareholders.

CURRENT CHARTER PROVISIONS AFFECTING SHARE OWNERSHIP

For the Company to continue to qualify as a REIT, not more than 50% in value of its outstanding stock may be owned, directly or indirectly, by five or fewer individuals (as defined in the Code) during the last half of a taxable year (the "Five or Fewer Rule"). In order to insure compliance with the Five or Fewer Rule, the current Charter prohibits any Person from having beneficial ownership, either directly or by virtue of the Code's applicable attribution rules, of more than 9.9% in value of the Company's outstanding Common Stock (the "Common
Stock Ownership Limit"). If the Common Stock Ownership Limit were to be violated by a sale or transfer, such sale or transfer would be void AB INITIO unless the Board exempts such Person from the Common Stock Ownership Limit. The Board may exempt a Person from the Common Stock Ownership Limit only if (i) such Person is not an individual for purposes of Section 542(a)(2) of the Code and the Board of Directors obtains such representations and undertakings from such Person as are reasonably necessary to ascertain that no such individual's Beneficial Ownership of such Common Stock will violate the Common Stock Ownership Limit or otherwise violate Section 4.5.5(c) of the Charter (relating to other ownership restrictions), (ii) if such Person does not and represents that it will not own, directly or Constructively, more than a 9.9% interest (as set forth in Section 856(d)(2)(B) of the Code) in a tenant of the Company (or a tenant of any entity owned or controlled by the Company) and the Board of Directors obtains such representations and undertakings from such Person as are reasonably necessary to ascertain this fact, and (iii) if such Person agrees that any violation or attempted violation of such representations or undertaking (or other action which would violate the Common Stock Ownership Limit or other ownership restrictions) will result in such Common Stock being exchanged for Excess Common Stock in accordance with Section 4.5.7 of the Charter.

DESCRIPTION OF AMENDMENTS TO CHARTER

The proposed amendments to the Charter would prohibit any Person from Beneficially Owning more than 4.9% of the value of the total outstanding shares of all classes of stock ("Stock") of the Company (the "Ownership Limit"). If the Ownership Limit were to be violated by a sale or transfer, such sale or transfer would be void AB INITIO unless the Board exempts such Person from the Ownership Limit. The Ownership Limit for any shareholder that owns in excess of 4.9% of the Common Stock as of the effective date of these proposed amendments (an "Existing Large Shareholder") would be 9.9%, the current Common Stock Ownership Limit. The amendments would also allow the Board to establish a higher Ownership Limit with respect to any shareholder, including individuals, if such higher Ownership Limit would not jeopardize the Company's status as a REIT. The proposed amendments would include all classes of stock of the Company for purposes of computing the Ownership Limit.

By limiting shareholders to owning no more than 4.9% of the value of the Company's Stock, no additional shareholders will become Five Percent Shareholders for purposes of determining whether there has been an Ownership Shift for purposes of Section 382 of the Code. Based on the changes in share ownership which have occurred between the commencement of trading of the Company's shares on June 15, 1998 and the date hereof, such limitation will prevent the application of the limitations on the utilization of NOLs contained in Section 382 of the Code. An Ownership Shift may occur between the date hereof and the effective date of the amendments to the current Charter if additional shareholders first become Five Percent Shareholders and such shareholdings cause an Ownership Shift.

EFFECTIVE DATE OF AMENDMENTS

The proposed amendments to the Charter would not become effective unless and until (i) the proposal receives the affirmative vote of shareholders owning at least two-thirds (2/3rds) of the Company's outstanding Stock, and (ii) the Company receives a Private Letter Ruling stating that the amendments would not affect the Company's status as a REIT. If the Company does not receive such a Private Letter Ruling, it will not make the filing required under Maryland law for the amendments to the Charter to become effective.

THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS THAT YOU VOTE FOR APPROVAL OF THE AMENDMENTS CONTAINED IN THE ARTICLES OF AMENDMENT AND RESTATEMENT.


                     PROPOSAL NO. 2 - ELECTION OF DIRECTORS

          Pursuant to the By-laws of the Company, the Board of Directors may determine the number of Directors of the Company which shall not be less than three. Currently, the Board of Directors has set the number of Directors at five. Directors are divided into three classes serving staggered three-year terms of office. The Board of Directors proposes the election of one Director at this Meeting, to hold office for a three-year term or until a successor is duly elected and qualified. Other Directors will be elected at the Annual Meetings to be held in 2001 and 2002, respectively, for three-year terms, and until their respective successors are duly elected and qualified. It is intended that the accompanying form of Proxy will be voted for the nominee set forth below. If some unexpected occurrence should make necessary, in the Board of Directors' judgment, the substitution of some other person for the nominee, shares will be voted for such other person as the Board of Directors may select. The Board of Directors expects the nominee to be able and willing to serve as a Director. The following sets forth certain information with respect to the nominee and also with respect to each Director whose term of office will continue after the Meeting.

NOMINEES FOR ELECTION

                             Term as Director               Principal Occupation, Name of Organization,
Name                             Expires            Age     and Offices and Positions With the Company
----                             -------            ---     ------------------------------------------
Governor Jim Edgar                 2003             54     Distinguished Fellow at the University of Illinois
                                                           Institute of Government and Public Affairs, Director of
                                                           the Company.

GOVERNOR JIM EDGAR. Governor Edgar is currently a Distinguished Fellow at the University of Illinois Institute of Government and Public Affairs where he is also a teacher and lecturer. He has been in this position since January 1999. He was appointed to the Board of Directors of the Company in March 2000. He was also a Resident Fellow at the John F. Kennedy School of Government at Harvard University in the 1999 fall semester. Gov. Edgar served as governor of Illinois from January 14, 1991 through January 11, 1999. Prior to his election, Gov. Edgar served as Illinois Secretary of State from 1981 to 1991. Gov. Edgar's retirement from public office marked 30 years of state government service. Gov. Edgar serves on the Boards of Directors of Kemper Insurance Companies, Scudder Kemper Funds, John B. Sanfilippo & Sons, Inc. and the board of directors of the Association of Governing Boards of Universities and Colleges. He is also a member of the board of directors of the National Center for Public Policy and Higher Education.

DIRECTORS WHOSE TERM OF OFFICE WILL CONTINUE AFTER THE MEETING

                          Term as Director           Principal Occupation, Name of Organization,
Name                           Expires         Age   and Offices and Positions With the Company
----                           -------         ---   ------------------------------------------
Michael W. Reschke               2001          45    Chairman of the Board, Chief Executive Officer and President
                                                     of The Prime Group, Inc., Director of the Company
Gary J. Skoien                   2001          46    Chairman of the Board, President, and Chief Executive Officer
                                                     of the Company, Director of the Company
Margaret A. Gilliam              2002          61    President of Gilliam & Co., Director of the Company
E. Thomas Thilman                2002          59    Partner of Thilman & Filippini, Director of the Company

MICHAEL W. RESCHKE. Mr. Reschke has been the Chairman of the Board of Directors, Chief Executive Officer and President of The Prime Group, Inc. ("PGI") since its founding in 1981. Mr. Reschke is also Chairman of the Board of Brookdale Living Communities, Inc., Prime Retail, Inc., and Prime Group Realty Trust. Mr. Reschke received a Juris Doctorate degree (SUMMA CUM LAUDE) from the University of Illinois after having received a B.A. degree (SUMMA CUM LAUDE) in Accounting from Northern Illinois University. Mr. Reschke is licensed to practice law in the State of Illinois and is a Certified Public Accountant. Mr. Reschke is a member of the Chairman's Roundtable and the Executive Committee of the National Realty Committee, as well as a full member of the Urban Land Institute.

GARY J. SKOIEN. Gary J. Skoien has served as Chairman of the Board, President, Chief Executive Officer and a Director of the Company since June 1998. Mr. Skoien also serves, and has served since 1994, as Executive Vice President and Chief Operating Officer of PGI. Prior to this role, Mr. Skoien served as Senior Vice President and Chief Operating Officer of the Retail Division of PGI (currently Prime Retail, Inc.) from 1992 to 1993. In this role, he oversaw strategic planning, development and management of the rapidly growing division. He oversaw the development of nearly one million square feet of factory outlet shopping centers. From 1983 to 1991, Mr. Skoien was the Executive Director of The Illinois Capital Development Board and from 1980 to 1983, Mr. Skoien was an Assistant to Illinois Governor James R. Thompson. Mr. Skoien is on the Boards of Directors of the Chicagoland Chamber of Commerce and the Civic Federation and the Board of Trustees of Northern Illinois University. Mr. Skoien received an A.B. (CUM LAUDE) from Colgate University and received his Master of Public Policy from the University of Michigan.

MARGARET A. GILLIAM. Ms. Gilliam is President of Gilliam & Co., which she founded in 1997. Gilliam & Co. advises potential investors in both public and private situations, and individual businesses on strategic initiatives. From 1975 to 1997, Ms. Gilliam oversaw investment research in retail and soft goods industries where her most recent title was Director - Equity Research for Credit Suisse First Boston. Ms. Gilliam is a graduate of McGill University and The Harvard-Radcliffe Program in Business Administration.

E. THOMAS THILMAN. Since the founding of Thilman & Filippini in 1980, Mr. Thilman has been a partner. Thilman & Filippini is a Chicago-based insurance brokerage and consulting agency. Mr. Thilman received his M.B.A. from the University of Chicago and a bachelors in Business from the University of Notre Dame. Mr. Thilman is a Certified Public Accountant.

The Board of Directors held six meetings during the year ended December 31, 1999. All directors attended at least 75% of the meetings of the Board and committee meetings on which they served. The Company has two standing committees of the Board of Directors, the Audit Committee and the Compensation Committee, which are described further below.

AUDIT COMMITTEE

The Audit Committee, which consists of Ms. Gilliam, Gov. Edgar and Mr. Thilman, makes recommendations concerning the engagement of the Company's independent auditors, reviews with the independent auditors the plans and results of the audit engagement, approves professional services provided by the independent public accountants, reviews the independence of the independent public accountants, considers the range of audit and non-audit fees, reviews any recommendations made by the Company's auditors regarding the Company's accounting methods and the adequacy of its system of internal control and reviews any related party transactions. The Audit Committee held one meeting during the year ended December 31, 1999.

COMPENSATION COMMITTEE

The Compensation Committee, which consists of Ms. Gilliam, Mr. Reschke, and Mr. Thilman, determines the compensation paid to executives of the Company, grants employee stock options and makes other determinations regarding the administration of employee stock option plans, approves management incentive (bonus and long-term) plans and determines the standards of performance for incentive payments. The Compensation Committee held three meetings during the year ended December 31, 1999.

COMPENSATION OF DIRECTORS

Directors who are not officers of or employed by the Company ("Non-employee Directors") are paid an annual fee of $15,000 plus a meeting fee of $1,000 for each meeting of the Board of Directors and $500 for each committee meeting, and receive reimbursement for their out-of-pocket expenses. Each Non-employee Director received an option to purchase 10,000 shares of Common Stock under the Company's 1998 Long-Term Stock Incentive Plan on the date he or she was elected to the Board of Directors at an exercise price based on the market price of the Common Stock for a short period subsequent to the grant.

          THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS THAT YOU VOTE FOR THE ELECTION OF GOVERNOR EDGAR AS A DIRECTOR OF THE COMPANY WITH A TERM EXPIRING IN 2003.

              PROPOSAL NO. 3- RATIFICATION OF INDEPENDENT AUDITORS

          The Board of Directors of the Company has approved the appointment of Ernst & Young LLP as independent auditors of the Company for the year ending December 31, 2000. Ernst & Young LLP served in this capacity for the year ended December 31, 1999. A representative of Ernst & Young LLP will attend the Meeting and, while not intending to make a statement, will respond to appropriate questions directed to Ernst & Young LLP.

          The appointment of auditors is approved annually by the Board and subsequently submitted to the stockholders for ratification. The decision of the Board is based on the recommendation of the Audit Committee. The Audit Committee also reviews and approves proposed nonaudit services to ensure that they will not impair the independence of the accountants.

          Before making its recommendation to the Board for appointment of Ernst & Young LLP, the Audit Committee carefully considered that firm's qualifications as auditors for the Company. This included a review of its performance last year, as well as its reputation for integrity and competence in the fields of accounting and auditing. The Audit Committee has expressed its satisfaction with Ernst & Young LLP in all of these respects.

          THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS THAT YOU VOTE FOR RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS INDEPENDENT AUDITORS OF THE COMPANY FOR THE FISCAL YEAR ENDING DECEMBER 31, 2000.

                          SECURITY OWNERSHIP OF CERTAIN
                              OWNERS AND MANAGEMENT

PRINCIPAL SHAREHOLDERS


The following table sets forth information as of June 29, 2000 regarding the beneficial ownership of Common Stock by each Director and Named Officers (as defined herein) of the Company, by all Directors and executive officers of the Company as a group, and by each person known to the Company to be the beneficial owner of more than five percent of the outstanding shares of Common Stock. Unless otherwise indicated in the footnotes, all such interests are owned directly, and the indicated person has sole voting and investment power. The number of shares represents the number of shares of Common Stock the person holds or the number of Common Units held by such person which are exchangeable for shares of Common Stock. The extent to which a person holds Common Units as opposed to Common Stock is set forth in the footnotes.



                                                                                            Percentage
                                                                Number of Shares/          Ownership of
                           Name and Address of                     Common Units            Outstanding
                           Beneficial Owner (1)               Beneficially Owned (2)     Common Stock (3)
                           --------------------               ----------------------     ----------------
               Michael W. Reschke (4)                                 982,724                 29.62%
               77 West Wacker Drive
               Chicago, Illinois  60601

               Howard M. Amster (5)                                   269,855                  9.40%
               25812 Fairmont Boulevard
               Beachwood, Ohio  44122

               Maurice A. Halperin (6)                                229,074                  7.98%
               2500 North Military Trail
               Suite 225
               Boca Raton, Florida  33431

               Norman Perlmutter (7)                                   64,074                  2.23%

               Jim Edgar                                                    -                  *

               Margaret A. Gilliam                                      6,400                  *

               E. Thomas Thilman                                       11,400                  *

               Gary J. Skoien                                         116,735                  3.99%

               David R. Tinkham                                        50,251                  1.74%

               Richard A. Berman (8)                                    3,000                  *

               John R. Terrell (9)                                      2,000                  *

               Andrew F. Pelmoter                                      19,200                  *

               Directors and officers of the Company as a           1,275,904                 36.96%
               group (13 persons) (10)

NOTES:
*  LESS THAN ONE PERCENT

(1) All of the Directors and executive officers of the Company may be contacted c/o Horizon Group Properties, Inc., 77 West Wacker Drive, Suite 4200, Chicago, Illinois, 60601.

(2) The beneficial ownership of shares of Common Stock reported herein is based upon filings with the Securities and Exchange Commission (the "Commission") pursuant to certain provisions of the Exchange Act and is subject to confirmation by the Company that such ownership does not violate the ownership restrictions in the Company's Charter. "Beneficial ownership" is defined differently in Rule 13d-3 under the Exchange Act and the Code. The ownership of Common Units reported herein is derived from the transfer records maintained by the transfer agent for Horizon Group Properties, L.P.(the "Operating Partnership") and on information provided by certain limited partners of the Operating Partnership. Information presented includes Common Stock issuable upon exercise of Stock Options which have vested or will vest within 60 days of June 29, 2000 as follows: Mr. Reschke 6,400; Mr. Perlmutter 3,300; Ms. Gilliam 6,400; Mr. Thilman 6,400; Mr. Skoien 57,600; Mr. Tinkham 22,400; and Mr. Pelmoter 19,200.

(3) Information presented assumes exchange or conversion only of Common Units owned by such beneficial owner for shares of Common Stock. The Common Units may be exchanged on a one-for-one basis for Common Stock (or, at the Company's election, cash of an equivalent value) at any time.
(4) Individual directly owns 8,206 shares of Common Stock and 6,400 shares of Common Stock which Mr. Reschke has the right to acquire upon exercise of certain options granted by the Company. Under the definition of "beneficial ownership" applicable to Exchange Act filings, Mr. Reschke may be deemed to share beneficial ownership of: (1) 527,418 shares of Common Stock and 75,620 Common Units directly owned by Prime Group Limited Partnership, an Illinois limited partnership ("PGLP"), (2) 277,850 Common Units directly owned by Prime Financing Limited Partnership, an Illinois limited partnership ("PFLP"), (3) 42,281 Common Units directly owned by Prime Group II, L.P., an Illinois limited partnership ("PG-II"), (4) 3,081 Common Units directly owned by Prime Group III, L.P., an Illinois limited partnership ("PG-III"), (5) 6,818 Common Units directly owned by Prime Group IV, L.P., an Illinois limited partnership ("PG-IV"), and (6) 35,050 Common Units directly owned by Prime Group V, L.P., and Illinois limited partnership ("PG-V") by virtue of his position as managing general partner of PGLP and his ability to control PFLP, PG-II, PG-III, PG-IV and PG-V.
(5) Information presented is based on a Schedule 13D filed with the Securities and Exchange Commission on July 20, 1998 by Howard Amster ("Amster") and certain affiliates. This Schedule 13D indicates that Amster may be deemed to be the beneficial owner of 269,855 shares of Common Stock by virtue of his relationships with the following persons, each a holder of Common Stock of the Company: Amster Trading Company; Amster Trading Company Charitable Remainder Unitrusts; Gould Trading Company; Howard Amster & Tamra F. Gould Charitable Unitrust; Howard M. Amster Charitable Remainder Unitrust; Jeffrey Shafer; Pleasant Lake Apts. Corp.; Ramat Securities Ltd. and Tamra
     F. Gould. This Schedule 13D indicates that Amster disclaims beneficial ownership of the shares of the Common Stock owned by Howard Amster & Tamra
     F. Gould Charitable Unitrust; Howard M. Amster Charitable Remainder Unitrust and Tamra F. Gould.

(6) Information presented is based on a Schedule 13D filed with the Securities and Exchange Commission on April 30, 1999 by Maurice A. Halperin ("Halperin"). This Schedule 13D indicates that Halperin directly owns 229,074 shares of Common Stock.



(7) Mr. Perlmutter directly owns 20,056 shares of Common Stock and may be deemed to be the beneficial owner of 40,665 shares of Common Stock directly owned by Cheryl McArthur, his wife, and 53 shares owned by Perlmutter's minor sons. There are also 3,300 shares of Common Stocks that Mr. Perlmutter has the right to acquire upon the exercise of Stock Options granted by the Company. Mr. Perlmutter disclaims beneficial ownership with respect to the 40,665 shares of Common Stock owned by his wife and the 53 shares owned by his minor sons. Mr. Perlmutter resigned from the Board of Directors effective February 29, 2000.


(8)  Mr. Berman's employment ended June 13, 2000.


(9)  Mr. Terrell's employment ended January 1, 2000.


(10) Information presented includes 69,074 shares of Common Stock directly and beneficially owned by Messrs. Perlmutter, Berman and Terrell.

                             EXECUTIVE COMPENSATION

The following table shows the compensation of the Company's five most highly compensated executive officers, including the Chief Executive Officer, during the year ended December 31, 1999 (the "Named Officers").



                                                                                           Long-Term Compensation
                                                   Annual Compensation                             Awards
                                      ---------------------------------------------        ----------------------
                                                                      Other                       Securities
         Name and                                                     Annual                      Underlying
    Principal Position        Year    Salary (1)       Bonus      Compensation (2)              Stock Options
    ------------------        ----    ----------       -----      -----------------             -------------
Gary J. Skoien                1999      $227,290      $112,500        $5,000                          -
Chief Executive Officer       1998       123,300        42,000            -                        90,000

David R. Tinkham              1999       145,500        72,500         1,900                          -
Chief Financial Officer       1998        76,700        33,000         1,100                       35,000

Richard A. Berman (3)         1999       146,500        72,500         2,000                          -
General Counsel               1998        79,500        27,500            -                        35,000

John R. Terrell (4)           1999       151,500        18,000            -                           -
Senior Vice President         1998        82,200        22,000            -                        25,000

Andrew F. Pelmoter            1999       154,000        58,000         3,400                       30,000
Senior Vice President         1998        91,500        27,800         1,600                          -



NOTES:
(1) 1998 salary amounts represent the salary paid to the Named Officers during the period from June 15, 1998 to December 31, 1998. Annual salaries for the Named Officers for 1998 were $225,000 for Mr. Skoien, $140,000 for Mr. Tinkham, $145,000 for Mr. Berman, $150,000 for Mr. Terrell, and $112,815 for Mr. Pelmoter.
(2)  Other compensation represents contributions to the Company's 401(K) plan.


(3)  Mr. Berman's employment ended June 13, 2000.


(4)  Mr. Terrell's employment ended January 1, 2000.

OPTION GRANTS IN FISCAL 1999 AND 1998

The following table sets forth certain information concerning stock option grants during fiscal 1999 and 1998 for each of the Named Officers.



                                                                                              POTENTIAL REALIZABLE VALUE AT
                                                                                              ASSUMED ANNUAL RATES OF STOCK
                                                                                                    PRICE APPRECIATION
                                                    INDIVIDUAL GRANTS                               FOR OPTION TERM (1)
                            --------------------------------------------------------------    ------------------------------
                                                PERCENTAGE OF
                                NUMBER OF       TOTAL OPTIONS
                               SECURITIES        GRANTED TO     EXERCISE OR
                               UNDERLYING       EMPLOYEES IN     BASE PRICE    EXPIRATION
NAME                         OPTIONS GRANTED     FISCAL YEAR     ($/SHARE)        DATE            5%                10%
----                         ---------------     -----------     ---------        ----            --                ---
1999
----
Andrew F. Pelmoter                 30,000           100.0%          $5.00       6/14/09         94,334            239,061

1998
----
Gary J. Skoien                     90,000            28.8%          $6.49       6/14/08         367,337           930,905
David R. Tinkham                   35,000            11.2%          $6.49       6/14/08         142,853           362,019
Richard A. Berman (2)              35,000            11.2%          $6.49       6/14/08         142,853           362,019
John R. Terrell (3)                25,000             8.0%          $6.49       6/14/08         142,853           362,019


NOTE:
(1) The amounts shown above for each of the Named Officers as potential realizable values are based on assumed annualized rates of stock price appreciation of 5% and 10% over the full ten year term of the options, as required by applicable regulations of the Securities and Exchange Commission. Actual gains, if any, on stock option exercises and common stock holdings will be dependent on the future performance of the Company and overall stock market conditions.

(2)  Mr. Berman's employment ended June 13, 2000.


(3)  Mr. Terrell's employment ended January 1, 2000.

EMPLOYMENT CONTRACTS

The Company has entered into employment agreements with Mr. Skoien, Mr.
Tinkham and Mr. Berman dated as of June 15, 1998. The employment agreements provide that these individuals will receive minimum cash compensation of $225,000 and $140,000 respectively, per annum plus annual performance bonuses determined by the Compensation Committee and other employee benefits. Each of the employment agreements provide for an initial three-year term and automatically extends for one year terms unless either party gives, prior to 120 days before the end of the respective renewal term, written notice of its intention to terminate the agreement. The employment agreements contain non-competition provisions which generally prohibit these executives from directly or indirectly competing with the business of the Company during the term of employment and for a two year period after termination "without good reason" by the employee or for a one year period after termination under other circumstances. If the employment of these individuals is terminated after a "change in control" (as such term is defined in the respective contracts), the individual is entitled to a lump sum payment in an amount equal to two times the annual salary and last performance bonus for Mr.
Skoien and the annual salary and last performance bonus for Messrs. Tinkham and Berman. Mr. Berman's employment ended June 13, 2000. Additionally, Mr. Skoien is permitted to continue certain responsibilities he has with The
Prime Group, Inc. The Company has also entered into an agreement with Mr. Pelmoter which provides for contingent bonus payments based on the closing of certain capital transactions and the achievement of certain occupancy levels at the Company's shopping centers. The agreement also provides for severance benefits in the event his employment is terminated prior to December 31, 2000.

           COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The Compensation Committee of the Board of Directors, which is required to have a majority of outside directors who are neither employees nor officers of the Company, is charged with determining compensation for the Company's executive officers and to implement and administer the Company's 1998 Long-term Stock Incentive Plan. Ms. Gilliam, Mr. Reschke, and Mr. Thilman currently serve on the Compensation Committee. See "Compensation of Directors."

No executive officer of the Company served as a Director or member of (1) the compensation committee of another entity in which one of the executive officers of such entity served on the Company's Compensation Committee, (2) the Board of Directors or another entity in which one of the executive officers of such entity served on the Company's Compensation Committee, or (3) the compensation committee of any other entity in which one of the executive officers of such entity served as a member of the Company's Board of Directors, during the year ended December 31, 1999.

The Company utilizes Thilman & Filippini as its agent for insurance and risk management programs. E. Thomas Thilman is a Director of the Company and a partner in Thilman & Filippini. During the year ended December 31, 1999, the Company paid premiums totaling approximately $666,000 on insurance policies placed by Thilman & Filippini.

                        REPORT OF COMPENSATION COMMITTEE

Compensation of the Chairman, President and Chief Executive Officer and the four other most highly compensated executive officers of the Company is determined by the Compensation Committee of the Board of Directors. The Compensation Committee was formed in June 1998 in connection with the reorganization of the Company in June, 1998. The current members of the Compensation Committee are Ms. Gilliam, Mr. Reschke, and Mr. Thilman.

The Company's compensation programs are designed to attract and retain highly qualified individuals while providing the economic incentive necessary to achieve the Company's performance goals. The Company intends to maintain compensation policies, plans and programs which will reward management and provide additional incentives for the enhancement of cash flows, and consequently real property and shareholder values. The Compensation Committee believes that, through their ownership of equity interests in the Company and the Operating Partnership and the grant of incentive share options in the Company, as applicable, the financial interests (and net worth) of the Company's senior executives are aligned with the interests of the shareholders.

While the Compensation Committee will continue to evaluate the compensation practices of the Company's industry peer group as an important factor in determining executive compensation, the Company's achievement of its performance goals and the contribution of senior executives to such achievement will greatly influence whether the Company's compensation program remains at or exceeds the median of its peer group. The peer group of companies identified by the Compensation Committee is further described in the Performance Graph.

The Company's executive compensation programs consist of the following components:

     - Employment agreements with its most senior executives setting base salary at fixed levels, and containing such other provisions, sufficient to attract and retain employees capable of contributing to the Company's performance objectives with discretionary increases by the Compensation Committee after review at least annually;

     - Incentive bonuses determined by the Board of Directors or the Compensation Committee upon achievement of such corporate and individual performance goals and objectives as may be determined by the Board of Directors or the Compensation Committee, in order to reward executive officers for attaining performance goals;

     - Share options with scheduled vesting periods to align the interests of the executive with those of the Company's shareholders; and

     - Participation in other benefit programs available to employees generally.

The Company has entered into Employment Agreements with its Chairman, President and Chief Executive Officer, its Chief Financial Officer and its General Counsel. The Employment Agreements established the base salaries of such executives for 1998. The annualized base salary of the Chairman, President and Chief Executive Officer for the period from June 15, 1998 to December 31, 1998 was $225,000. The annualized base salary of the Chief Financial Officer for the period from June 15, 1998 to December 31, 1998 was $140,000. The annualized base salary of the General Counsel for the period from June 15, 1998 to December 31, 1998 was $145,000. See "Executive Compensation - Employment Contracts." As provided in the Employment Agreements, annual base salary adjustments will be made by the Compensation Committee based on individual performance reviews as well as other market factors. The Company has also entered into an agreement with Mr. Pelmoter which provides for contingent bonus payments based on the closing of certain capital transactions and the achievement of certain occupancy levels at the Company's shopping centers. The agreement also provides for severance benefits in the event his employment is terminated prior to December 31, 2000.

Executive officers are eligible to receive annual incentive bonuses. The amount of any executive officer's bonus is based upon each individual's contributions to the Company's achievement of financial and operating goals and, to a lesser degree, factors such as leadership and contribution to strategy development. The Compensation Committee will continue to establish overall performance goals for the Company based primarily on the growth in funds from operations; satisfaction of expansion, development, operating and occupancy goals; and the relative performance of the Company in comparison with its industry peer group.

In connection with the reorganization of the Company in June, 1998 the Company granted share options to the Chairman, President and Chief Executive Officer and certain other executive officers of the Company. The Company determined the number of share options to be granted to each executive officer based upon a comparative analysis of compensation programs for public companies similar to the Company. The Chairman, President and Chief Executive Officer, the Chief Financial Officer and the General Counsel were granted options to purchase 90,000, 35,000, and 35,000 common shares, respectively. The Compensation Committee believes the options granted under the 1998 Long-term Stock Incentive Plan and the vesting schedules thereof will continue to align the interests of management with those of the Company's shareholders by emphasizing long-term share ownership and increases in shareholder value. See "Executive Compensation
- Option Grants in Fiscal 1999 and 1998."

The Internal Revenue Code of 1986, as amended, limits the ability of a publicly-held corporation such as the Company to deduct compensation for its Chief Executive Officer and the four highest paid officers other than the Chief Executive Officer in excess of $1,000,000 per individual, per year. Performance-based compensation is not counted toward the $1,000,000 limit. It is the Company's policy to take this rule into account in setting the compensation of its affected executives. The Company will not be denied any deduction under
Section 162(m) for compensation paid during its taxable year ending December 31, 1999. Based upon proposed Treasury regulations, bonuses payable to the Company's executives under their current employment agreements and compensation attributable to options (both statutory and non-statutory) granted under the 1998 Long-term Stock Incentive Plan may be considered as compensation subject to the Section 162(m) limitation. Accordingly, it is possible that in some future year some portion of the compensation to a Company executive will not be tax deductible under Section 162(m). This will depend upon the market price of the Company's shares on the date the non-statutory options are exercised and the number of non-statutory options exercised in any one taxable year.

                                                  Margaret A. Gilliam
                                                  Michael W. Reschke
                                                  E. Thomas Thilman
                                                  Members of Compensation
                                                  Committee
                                                  February 16, 2000


                                PERFORMANCE GRAPH

The following performance graph compares the Company's performance to the Russell 2000 and a peer group of companies engaged in the ownership of factory outlet centers. This group consists of Prime Retail, Inc., Chelsea GCA Realty, Inc., Konover Property Trust, Inc., and Tanger Factory Outlet Centers, Inc. Share price performance is for the period from June 16, 1998, the date on which trading in the common shares commenced, on a when-issued basis, through December 31, 1999. All share price performance assumes an initial investment of $100 at the beginning of the period and assumes the reinvestment of any dividends.

[EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHICS]

                    6/16/98   12/31/98       12/31/99
HGPI                $100      $110.71        $ 96.43
Russell 2000        $100      $ 97.26        $116.34
Peer Group          $100      $ 84.94        $ 72.06

                COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT


Section 16(a) of the Exchange Act requires the Company's officers and Directors, and persons who own more than 10% of a registered class of the Company's equity securities, to file reports of the ownership and changes in the ownership (Forms 3, 4 and 5) with the Commission and the National Association of Securities Dealers, Inc. Officers, Directors and beneficial owners of more than 10% of the Company's stock are required by Commission regulation to furnish the Company with copies of all such forms which they file.

The Company believes that all filing requirements under Section 16(a) of the Securities Exchange Act of 1934 were complied with in fiscal 1999 with the exception of Form 4s for Mr. Reschke and Prime Group Limited Partnership reporting transactions for the month of August 1999, a Form 4 for Mr. Thilman reporting transactions for the month of September 1999, and a Form 3 for Mr. Pelmoter, all of which were not timely filed.


                            CERTAIN RELATIONSHIPS AND
                              RELATED TRANSACTIONS

PRIME RETAIL, INC. GUARANTEE

Prime Retail, Inc., of which Mr. Reschke is Chairman of the Board and Mr. Perlmutter is a member of the Board (Mr. Reschke is a Director of the Company's as was Mr. Perlmutter prior to his resignation effective February 29, 2000), has guaranteed, pursuant to that certain Guaranty dated as of June 15, 1998 (the "Prime Retail Guarantee"), approximately $10.0 million of obligations under a Loan Agreement between Nomura Asset Capital Corporation and certain subsidiaries of the Company (the "Credit Facility"). In connection with the Prime Retail Guarantee, the Company has agreed to pay Prime a fee of $400,000 per annum until Prime is released from its guarantee obligation related to the HGP Credit Facility. The guarantee fee has been prepaid through June 2000.

INSURANCE BROKERAGE WITH THILMAN & FILIPPINI

The Company has an ongoing relationship with respect to insurance brokerage services with Thilman & Filippini, a general partnership in which Mr. Thilman, a Director of the Company, is a general partner. Thilman & Filippini provides insurance brokerage services for the Company in connection with the Company's insurance programs and Thilman & Filippini receives commissions on the sale of such policies and related products. During the year ended December 31, 1999 and the period from June 15, 1998 to December 31, 1998, the Company paid premiums totaling approximately $666,000 and $457,000, respectively, on insurance policies placed by Thilman & Filippini.

OFFICE SUB-LEASE

The Company sub-leases office space on a month to month basis for its senior executives at 77 W. Wacker, Chicago, Illinois from The Prime Group, Inc. The Prime Group, Inc. is an affiliate of Michael W. Reschke, a Director of the Company. During the year ended December 31, 1999 and the period from June 15, 1998 to December 31, 1998 the Company incurred rent expense of approximately $121,000 and $65,000, respectively.

OTHER INDEBTEDNESS AND RELATIONSHIPS


LOAN TO PRIME OUTDOOR, LLC. The Company made $1.5 million a loan to Prime Outdoor LLC, an affiliate of The Prime Group, Inc. The Prime Group, Inc. is an affiliate of Michael W. Reschke, a Director of the Company.

The interest rate on the loan was 10% and was secured by a pledge of all of the unencumbered assets of Prime Outdoor, LLC, Prime's ownership interest in Prime Outdoor, LLC and 410,783 units in Horizon Group Properties, LP owned by The Prime Group, Inc. and its affiliates. The loan was approved by a committee of independent directors of the Company. The loan was repaid on June 9, 2000.


LOANS SECURED BY THE NORTON SHORES, MICHIGAN OFFICE BUILDING. The Company has loans totaling $2.7 million as of December 31, 1999 collateralized by a mortgage on the office building and related equipment which the Company utilizes as a corporate office in Norton Shores, Michigan. Prime Retail LP, as the successor to Horizon/Glen LP in the Merger, is jointly and severally liable with the Company for any and all obligations arising under such loans. This building was previously owned by an affiliate of Horizon and was contributed to the Company by Horizon in connection with the Merger. The consent of the lender to the previous owner of the property is required in connection with the transfer of the property to the Company. The Company is currently seeking such consent but as of February 16, 2000, such consent has not been obtained.

REVOLVING CREDIT FACILITY. The Company also had a $4.0 million revolving credit facility that matured April 30, 1999. In January, 1999, Prime loaned the Company $1.0 million to make a principal repayment against this credit facility and on April 31, 1999, loaned the Company an additional $3.0 million to repay this credit facility in full all at an interest rate of 10.0% (the "Prime Loan") pursuant to the terms of a Working Capital Agreement between the Company and Prime (the "Working Capital Agreement"). This loan was repaid on September 1, 1999, in connection with the transfer of the Company's interests in the Bellport, New York center to Prime.

PHILLIPS VAN HEUSEN, INC. LEASES. Prior to the Merger, Horizon entered into an agreement (the "PVH Agreement") with Phillips Van Heusen, Inc. ("PVH") which modified certain provisions of PVH leases for the benefit of Horizon in exchange for certain payments. Prime is liable for future payments relating to the PVH Agreement, but the Company was obligated to pay $2,334,000 to Prime for two payments relating to the PVH Agreement. The amount was paid in connection with the transfer of the Company's interests in the Bellport Outlet Center and the settlement of the Working Capital Agreement.

GARY J. SKOIEN'S EMPLOYMENT WITH THE PRIME GROUP, INC. Gary J. Skoien, Chairman, President and Chief Executive Officer of the Company, is also the Executive Vice President and Chief Operating Officer of The Prime Group, Inc. Mr. Skoien's responsibilities with respect to this employment are primarily related to the Huntley project, a mixed-use development project located in suburban Chicago. Mr. Reschke, also a Director of the Company, is Chairman and Chief Executive Officer of The Prime Group, Inc. The Prime Group, Inc. is a large stockholder in Prime Retail, Inc., which owns, operates and develops factory outlet centers and may be considered to be in competition with the Company.

WORKING CAPITAL AGREEMENT. In connection with the Merger, the Company entered into a Working Capital Agreement with Prime (the "Working Capital Agreement"). The Working Capital Agreement provides that Prime will transfer to the Company sufficient cash to result in net working capital of $545,000, after consideration of the current assets and current liabilities of the Predecessor Properties and the two centers which the Company purchased from Prime as of the date of the Merger. At the date of the Merger Prime transferred $3.0 million to the Company as a partial payment of amounts due under the Working Capital Agreement. On September 1, 1999, the Company reached an agreement with Prime to settle amounts due under the Working Capital Agreement in connection with the sale of its interests in the joint ventures related to the outlet center in Bellport, New York (see Note 1). The consideration for the transfer of the Bellport interests was $7.5 million and approximately 95 acres of land in Muskegon, Michigan subject to $800,000 of land contract payments. No gain or loss was recognized on this transfer.

The proceeds from the settlement of the Working Capital Agreement and the sale of the Bellport interests were used to repay $9.3 million of current and future obligations owed by the Company to Prime. These obligations included

(i) $2.2 million which the Company had borrowed from Prime to make principal repayments on the Nomura facility, (ii) $4.0 million which the Company had borrowed from Prime to repay a credit facility assumed in the Merger, (iii) $2.3 million related to the PVH Agreement, and (iv) $800,000 related to the guarantee fee associated with Prime's guarantee of certain of the Company's debt obligations (see Note 9). The Company also received $230,000 in cash.

                  SHAREHOLDER PROPOSALS FOR 2001 ANNUAL MEETING


Proposals of Shareholders intended to be presented at the next Annual Meeting of Shareholders must be received by the Company not later than February 28, 2001 in order to be eligible for inclusion in the proxy statement and form of proxy for that meeting.

                                   APPENDIX A


                                     FORM OF
                         HORIZON GROUP PROPERTIES, INC.
                      ARTICLES OF AMENDMENT AND RESTATEMENT

          Horizon Group Properties, Inc., a Maryland corporation (the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of the State of Maryland ("SDAT"), that:

          FIRST: The Corporation desires to amend and restate its charter as currently in effect, and upon acceptance for record of these Articles of Amendment and Restatement by SDAT, the provisions set forth in these Articles of Amendment and Restatement, will be all of the provisions of the charter of the Corporation as currently in effect.

         SECOND: The charter of the Corporation is hereby amended and restated in its entirety to read as follows:

                                 ARTICLE I
                                   NAME

          The name of the Corporation (the "Corporation") is "Horizon Group Properties, Inc."

                                ARTICLE  II
              PRINCIPAL OFFICE, REGISTERED OFFICE, AND AGENT

          The address of the Corporation's principal office is C/O CSC Lawyers Incorporating Service Company, 11 East Chase Street, Baltimore, Maryland 21202. The address of the Corporation's resident agent in the State is 11 East Chase Street, Baltimore, Maryland 21202. The name of its registered agent at that office is CSC - Lawyers Incorporating Service Company.


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                               ARTICLE  III
                                  PURPOSE

          The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the Maryland General Corporation Law as now or hereafter in force (the "MGCL").

                                ARTICLE  IV
                              CAPITALIZATION

4.1  CAPITAL STOCK

     Section 4.1.1 AUTHORITY TO ISSUE STOCK. The Board of Directors is hereby empowered to authorize the issuance from time to time of shares of capital stock, whether now or hereafter authorized, for such consideration as the Board of Directors may deem advisable, subject to such limitations as may be set forth in this charter, or in the by-laws of the Corporation as such by-laws may be amended from time to time (the "By-laws") or in the MGCL.

     Section 4.1.2 SHARES AND PAR VALUE. The total number of shares of all classes of stock that the Corporation shall have authority to issue is 150,000,000 consisting of (i) 50,000,000 shares of common stock having a par value of one cent ($.01) per share (the "Common Stock"), amounting in the aggregate to par value of $500,000, (ii) 50,000,000 shares of preferred stock having a par value of one cent ($.01) per share (the "Preferred Stock"), amounting to an aggregate par value of $500,000, which Preferred Stock may be issued in one or more series with such terms and upon such conditions as the Board of Directors may authorize from time to time and (iii) 50,000,000 shares of excess stock having a par value of one cent ($.01) per share (the "Excess Stock"), amounting in the aggregate to par value of $500,000, of which (a) 25,000,000 shares shall be designated Excess Common Stock (the "Excess Common Stock"), and (b) 25,000,000 shares shall be designated Excess Preferred Stock (the "Excess Preferred Stock"). The aggregate par value of all the shares of all classes of stock that the Corporation shall have authority to issue is $1,500,000.

     Section 4.1.3  DECLARATION OF DIVIDENDS.

           (a) The Board of Directors of the Corporation may declare dividends only to the extent permitted under the MGCL and, to the extent not inconsistent therewith, these Amended and Restated Articles of Incorporation.

           (b) All dividends shall be declared at the sole discretion of the Board of Directors.


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     Section 4.1.4 DETERMINATION OF FUNDS LEGALLY AVAILABLE FOR DISTRIBUTION. In
determining whether a distribution (other than upon voluntary or involuntary liquidation) by dividend, redemption or other acquisition of shares of Capital Stock is permitted under the MGCL, no effect shall be given to amounts that would be needed, if the Corporation were to be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of holders of shares of Capital Stock whose preferential rights upon dissolution are superior to those receiving the distribution.

     Section 4.1.5 PREEMPTIVE RIGHTS. No holder of shares of Capital Stock of the Corporation shall, as such holder, have any preemptive or other right to purchase or subscribe for any shares of Preferred Stock or Common Stock or any other class of Capital Stock of the Corporation which the Corporation may issue or sell.

     Section 4.1.6 CONTROL SHARES. Pursuant to Section 3-702(b) of the MGCL, the terms of Subtitle 7 of Title 3 of such law (the "Control Share Statute") shall be inapplicable to any acquisition of a Control Share (as determined in Section 3-701(d) of the MGCL) that is not prohibited by the terms of Articles IV or V of this charter.

4.2  CERTAIN DEFINITIONS

     Unless the context otherwise requires, the terms defined in this SECTION
4.2 shall have, for all purposes of this charter, the meanings herein specified (with terms defined in the singular having comparable meanings when used in the plural).

     ACQUIRE. The term "Acquire" shall mean the acquisition of Beneficial Ownership of shares of Capital Stock by any means including, without limitation, the exercise of any rights under any option, warrant, convertible security, pledge or other security interest or similar right to acquire shares, but shall not include the acquisition of any such rights unless, as a result, the acquiror would be considered a Beneficial Owner, as defined below. The term "Acquisition" shall have the correlative meaning.

     BUSINESS DAY. The term "business day" shall mean any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions in New York City are authorized or required by law, regulation or executive order to close.

     BENEFICIAL OWNERSHIP. The term "Beneficial Ownership" shall mean ownership of Capital Stock by a Person who would be treated as an owner of such shares of Capital Stock either directly or constructively through the application of
Section 544 of the Code, as modified by Section 856(h)(1)(B) of the Code, or the application of Section 318(a) of the Code, as modified by Section 856(d)(5) of the Code (except where expressly provided otherwise). The terms "Beneficial Owner," "Beneficially Owns" and "Beneficially Owned" shall have the correlative meanings.


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     BENEFICIARY.  The term "Beneficiary" shall mean a beneficiary of the
Trust as determined pursuant to SECTION 4.6.1.

     BOARD. The term "Board" shall mean the Board of Directors of the Corporation as it is constituted from time to time.

     CAPITAL STOCK. The term "Capital Stock" shall mean all classes or series of stock, including without limitation, Common Stock, Preferred Stock, and Excess Stock.

     CODE. The term "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

     COMMON STOCK. The term "Common Stock" shall mean the common shares, par value $.01 per share, of the Corporation.

     STOCK OWNERSHIP LIMIT. The term "Stock Ownership Limit" shall mean 4.9% of the aggregate value of the outstanding shares of Capital Stock of the Corporation except with respect to Existing Holders where such term shall mean 9.9% of the aggregate value of the outstanding shares of Capital Stock of the Corporation.

     COMMON UNITS. "Common Units" shall mean Common Units as that term is defined in the Partnership Agreement.

     CONSTRUCTIVE OWNERSHIP. The term "Constructive Ownership" shall mean ownership by a Person who would be treated as an owner either directly or constructively through the application of Section 318(a) of the Code, as modified by Section 856(d)(5) of the Code. The terms "Constructive Owner," "Constructively Owns" and "Constructively Owned" shall have the correlative meanings.

     EFFECTIVE DATE. The term "Effective Date" shall mean the date that these Articles of Amendment and Restatement first become effective.

     EXISTING HOLDER. The term "Existing Holder" shall mean any Person who Beneficially Owns more than 4.9% of the aggregate value of the outstanding shares of Common Stock of the Corporation as of the Effective Date.

     EXCEPTED HOLDER. The term "Excepted Holder" shall mean any Person for whom an Excepted Holder Limit is created by the Board pursuant to SECTION 4.5.12.

      EXCEPTED HOLDER LIMIT. The term "Excepted Holder Limit" shall mean the percentage limit established by the Board pursuant to SECTION 4.5.12, PROVIDED that the affected Excepted Holder agrees to comply with the requirements established by the Board pursuant to SECTION 4.5.12.

     EXCESS STOCK. The term "Excess Stock" shall mean the Excess Common Stock and the Excess Preferred Stock.

     INITIAL DISTRIBUTION. The term "Initial Distribution" means the distribution of the Common Stock subsequent to the merger of Prime Retail, Inc., a Maryland corporation, with Sky Merger Corp., a Maryland corporation.

     MARKET PRICE. The term "Market Price" on any date shall mean, with respect to any class or series of outstanding Capital Stock, the average of the Closing Price for such Capital Stock for the five consecutive Trading Days ending on such date. The "Closing Price" on any date shall mean the last sale price for such Capital Stock, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, for such Capital Stock in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange or, if such Capital Stock is not listed or admitted to trading on the New York Stock Exchange, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which such Capital Stock is listed or admitted to trading or, if such Capital Stock is not listed or admitted to trading on any national securities

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exchange, the last quoted price, or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the Nasdaq National Market or the Nasdaq Stock Market, Inc., or, if such system is no longer in use, the principal other automated quotations system that may then be in use or, if such Capital Stock is not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in such Capital Stock selected by the Board. "Trading Day" shall mean a day on which the principal national securities exchange on which the applicable Capital Stock is listed or admitted to trading is open for the transaction of business or, if such Capital Stock is not listed or admitted to trading on any national securities exchange, shall mean any day other than a Saturday, a Sunday or a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.

     OPERATING PARTNERSHIP. The term "Operating Partnership" shall mean Horizon Group Properties, L.P., a Delaware limited partnership subsequent to the Initial Distribution.

     PARTNERSHIP AGREEMENT. The term "Partnership Agreement" shall mean the Amended and Restated Agreement of Limited Partnership of Horizon Group Properties, L.P. subsequent to the Initial Distribution, of which, the Corporation is the sole general partner, dated as of ___________, 1998, as such agreement may be amended, restated, supplemented or changed from time to time.

     PERSON. The term "person" shall mean an individual, corporation, partnership, estate, trust (including a trust qualified under Sections 401(a) or 501(c)(17) of the Code), a portion of a trust permanently set aside for or to be used exclusively for the purposes described in Section 642(c) of the Code, association, private foundation within the meaning of Section 509(a) of the Code, joint stock company or other entity and also includes a group as that term is used for purposes of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended; but does not include an underwriter which participates in a public offering of Capital Stock for a period of 90 days following the purchase by such underwriter of such Capital Stock.

     PREFERRED STOCK. The term "Preferred Stock" shall have the meaning set forth in Section 4.1.2.

     PURPORTED BENEFICIAL HOLDER. The term "Purported Beneficial Holder" shall mean, with respect to any event other than a purported Transfer which results in Excess Stock, the person for whom the applicable Purported Record Holder held the shares of Capital Stock that were, pursuant to SECTION 4.5.7, automatically exchanged for Excess Stock upon the occurrence of such event. The Purported Beneficial Holder and the Purported Record Holder may be the same Person.

     PURPORTED BENEFICIAL TRANSFEREE. The term "Purported Beneficial Transferee" shall mean, with respect to any purported Transfer which results in Excess Stock, the purported beneficial

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transferee for whom the Purported Record Transferee would have acquired shares of Capital Stock if such Transfer had not violated the provisions of
SECTION 4.5.5. The Purported Beneficial Transferee and the Purported Record Transferee may be the same Person.

     PURPORTED RECORD HOLDER. The term "Purported Record Holder" shall mean, with respect to any event other than a purported Transfer which results in Excess Stock, the record holder of the shares of Capital Stock that were, pursuant to SECTION 4.5.7 of this Article, automatically exchanged for Excess Stock upon the occurrence of such event. The Purported Record Holder and the Purported Beneficial Holder may be the same Person.

     PURPORTED RECORD TRANSFEREE. The term "Purported Record Transferee" shall mean, with respect to any purported Transfer which results in Excess Stock, the Person who would have been the record holder of the Capital Stock if such Transfer had not violated the provisions of SECTION 4.5.5. The Purported Beneficial Transferee and the Purported Record Transferee may be the same Person.

     REIT. The term "REIT" shall mean a real estate investment trust within the meaning of Section 856 of the Code.

     REIT TERMINATION EVENT. "REIT Termination Event" shall mean the earliest to occur of:

          (i) the filing of a federal income tax return by the Corporation for any taxable year on which the Corporation does not elect to be taxed as a real estate investment trust;

         (ii) the approval by the stockholders of the Corporation of a proposal for the Corporation to cease to qualify as a real estate investment trust;

        (iii) a determination by the Board of the Corporation, based on the advice of counsel, that the Corporation has ceased to qualify as a real estate investment trust; or

         (iv) a "determination" within the meaning of Section 1313(a) of the Internal Revenue Code of 1986, as amended, that the Corporation has ceased to qualify as a real estate investment trust.

     RESTRICTION TERMINATION DATE. The term "Restriction Termination Date" shall mean the first day on which the Corporation determines pursuant to SECTION 5.0.2 of this charter that it is no longer in the best interests of the Corporation to attempt to, or continue to, qualify as a REIT or that compliance with the restrictions and limitations on Beneficial Ownership and Transfer of shares of Capital Stock set forth herein is no longer required in order for the Corporation to qualify as a REIT.

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     SECURITIES ACT.  "Securities Act" shall mean the Securities Act of 1933, as amended.

     TRANSFER. The term "Transfer" shall mean any sale, transfer, gift, assignment, devise or other disposition of Capital Stock or the right to vote or receive dividends on Capital Stock (including (i) the granting of any option or entering into any agreement for the sale, transfer or other disposition of Capital Stock or the right to vote or receive dividends on Capital Stock or (ii) the sale, transfer, assignment or other disposition of any securities (or rights convertible into or exchangeable for Capital Stock), in each case whether voluntary or involuntary, whether of record or beneficially (including without limitation Transfers of interests in other entities which result in changes in Beneficial Ownership of Capital Stock), and whether by operation of law or otherwise.

     TRUST.  The term "Trust" shall mean the trust provided for in SECTION
4.6.1.

     TRUSTEE. The term "Trustee" shall mean the Corporation, acting as trustee for any of the Trusts or any successor trustee appointed by the Corporation.

     UNITS. The term "Units" shall mean units of common partnership interests in the Operating Partnership.

4.3  PREFERRED STOCK

     Section 4.3.1 Subject to the rights of any other class of Capital Stock having voting rights with respect thereto, Preferred Stock may be issued from time to time in one or more series, and the Board may, by resolution providing for the issuance of such Preferred Stock, designate with respect to such shares:
(a) their voting powers; (b) their rights of redemption; (c) their right to receive dividends (which may be cumulative or noncumulative) including the dividend rate or rates, the conditions to payment, and the relative preferences in relation to the dividends payable on any other class or classes or series of stock; (d) their rights upon the dissolution of, or upon any distribution of the assets of, the Corporation; (e) their rights to convert into, or exchange for, shares of any other class or classes of stock of the Corporation, including the price or prices or the rates of exchange; (f) restrictions on transfer and ownership to preserve REIT status; and (g) other relative, participating, optional or special rights, qualifications, limitations or restrictions.

4.4  EXCESS STOCK

     Section 4.4.1 Subject to the rights of any other class of Capital Stock having voting rights with respect thereto, the Excess Stock may be issued from time to time in one or more series, and the Board may, by resolution providing for the issuance of such Excess Stock, subject to SECTION 4.6 of this charter, designate with respect to such shares: (a) their rights of redemption; (b) their right to receive dividends (which may be cumulative or noncumulative) including the dividend rate or rates, the conditions to payment, and the relative preferences in relation to the



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




dividends payable on any other class or classes or series of stock; (c) their rights upon the dissolution of, or upon any distribution of the assets of, the Corporation; (d) their rights to convert into, or exchange for, shares of any other class or classes of stock of the Corporation, including the price or prices or the rates of exchange; (e) designation of Beneficiaries; (f) purchase right in Excess Stock, and (g) other relative, participating, optional or special rights, qualifications, limitations or restrictions.


4.5 COMMON STOCK

     Section 4.5.1 DIVIDENDS. Subject to the preferential rights of any class or series within any such class of Capital Stock ranking senior as to dividends to the Common Stock, and to the provisions of SECTION 4.5 of this charter, the record holder of shares of Common Stock shall be entitled to receive, out of the assets of the Corporation which are legally available therefor, such dividends as from time to time may be declared by the Board. All such holders shall share ratably, in accordance with the number of shares of Common Stock held by each such holder, in all dividends paid on the Common Stock.

     Section 4.5.2 DISTRIBUTION UPON LIQUIDATION, DISSOLUTION OR WINDING UP. In the event of any dissolution, liquidation or winding up of the affairs of the Corporation, after payment or provision for payment of the debts and other liabilities of the Corporation and subject to the preferential rights of any class of Capital Stock ranking senior to the Common Stock as to liquidation preferences and to the provisions of Articles IV and V of this charter, the holders of shares of Common Stock shall be entitled to receive, ratably with each other holder of shares of Common Stock and Excess Common Stock which results from the ownership of Common Stock in excess of the applicable limits specified in Articles IV and V (the "Excess Common Stock"), a portion of the assets of the Corporation available for distribution to the holders of its Common Stock and Excess Common Stock calculated by dividing the number of shares of Common Stock held by such holder by the total number of shares of Common Stock and Excess Common Stock then outstanding.


     Section 4.5.3 VOTING RIGHTS.

         Except as otherwise provided in this charter or required by applicable law, each holder of shares of Common Stock shall be entitled to notice of, and the right to vote at, any meeting of the stockholders of Common Stock. Each holder of shares of Common Stock shall be entitled to one vote for each share of Common Stock held by such holder. The holders of record of shares of Common Stock shall be entitled to vote, together with any other class or series of Capital Stock entitled to vote, then outstanding, on any resolution presented by the Board of Directors pursuant to SECTION 5.0.2.

     Section 4.5.4  EXCLUSION OF OTHER RIGHTS.


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          Except as may otherwise be required by law, the shares of Common Stock shall not have any preferences or relative, participating, optional or other special rights, other than those specifically set forth in this charter.

     Section 4.5.5 STOCK OWNERSHIP LIMITATIONS.

          (a) Except as provided in SECTION 4.5.12, during the period commencing on the Effective Date and prior to the Restriction Termination Date, no Person shall Acquire or Beneficially Own any shares of Common Stock or Preferred Stock if, as the result of such acquisition or Beneficial Ownership, such Person shall Beneficially Own shares of Common Stock and Preferred Stock, or either of them, in excess of the Stock Ownership Limit applicable to such Person.

          (b) Except as provided in SECTION 4.5.12, during the period commencing on the Effective Date and prior to the Restriction Termination Date, any Transfer of shares of Common Stock or Preferred Stock that, if effective, would result in a violation of any of the restrictions in SECTION 4.5.5(a) shall be void AB INITIO as to the Transfer of that number of shares of Common Stock or Preferred Stock, as applicable, that would cause the violation of the applicable restriction in SECTION 4.5.5(a) (rounding up to the nearest whole share), and the intended transferee shall acquire no rights in such excess number of shares of Common Stock or Preferred Stock.

          (c) Notwithstanding any other provisions contained herein, from the Effective Date and prior to the Restriction Termination Date, any Transfer of shares of Common Stock or Preferred Stock or other event that, if effective, would result in (i) the Corporation being "closely held" within the meaning of Section 856(h) of the Code, (ii) the outstanding shares of the Capital Stock of the Corporation being beneficially owned by less than 100 Persons (determined without reference to any rules of attribution), or (iii) the Corporation otherwise failing to qualify as a REIT (including, but not limited to, a Transfer or other event that would result in the Corporation owning (directly or Constructively) an interest in a tenant that is described in Section 856(d)(2)(B) of the Code if the income derived by the Corporation from such tenant would cause the Corporation to fail to satisfy any of the gross income requirements of Section 856(c) of the Code), shall be void AB INITIO as to the Transfer of that number of shares of Common Stock or Preferred Stock (rounding up to the nearest whole share) or other event that would cause the Corporation to be "closely held" within the meaning of
Section 856(h) of the Code, would result in the outstanding shares of the Capital Stock of the Corporation being beneficially owned by less than 100 Persons (determined without reference to any rules of attribution), or would otherwise result in the Corporation failing to qualify as a REIT, and the intended transferee shall Acquire, or the Beneficial Owner shall retain, as the case may be, no rights in such shares of Common Stock or Preferred Stock.

          (d) It is expressly intended that the restrictions on ownership and transfer described in this SECTION 4.5.5 shall apply to the exchange rights provided in the Partnership Agreement. Notwithstanding any of the provisions of the Partnership Agreement to the contrary, a partner of the Operating Partnership shall not be entitled to effect an exchange of an interest in

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the Operating Partnership into shares of Common Stock if the Beneficial
Ownership of such shares of Common Stock would be prohibited under the provisions of SECTION 4.5.5.

     Section 4.5.6 REMEDIES FOR BREACH. If the Board or any duly authorized committee thereof shall at any time determine in good faith that a Transfer or other event has taken place that results in a violation of SECTION 4.5.5 or that a Person intends to Acquire or has attempted to Acquire Beneficial Ownership of any shares of Common Stock or Preferred Stock in violation of SECTION 4.5.5 (whether or not such violation is intended), the Board or a committee thereof shall take such action as it or they deem advisable, subject to
SECTION 5.0.3 hereof, to refuse to give effect to or to prevent such Transfer or other event, including, but not limited to, refusing to give effect to such Transfer on the books of the Corporation or instituting proceedings to enjoin such Transfer; PROVIDED, HOWEVER, that any Transfers or attempted Transfers or, in the case of an event other than a Transfer, Beneficial Ownership in violation of SECTION 4.5.5 shall be void AB INITIO and automatically result in the exchange described in SECTION 4.5.7, irrespective of any action (or non-action) by the Board or a committee thereof.

     Section 4.5.7 EXCHANGE FOR EXCESS STOCK. If, notwithstanding the other provisions contained in this SECTION 4.5, at any time after the date of the Effective Date and prior to the Restriction Termination Date, there is a purported Transfer or other event such that one or more of the restrictions on Beneficial Ownership and Transfer of the Common Stock or Preferred Stock described in SECTION 4.5.5 would be violated, then, except as otherwise provided in SECTION 4.5.12, the shares of Common Stock or Preferred Stock being Transferred (or, in the case of an event other than a Transfer, the shares of Common Stock or Preferred Stock Beneficially Owned, which would cause one or more of such restrictions to be violated) (rounded up to the nearest whole share) shall be automatically exchanged for an equal number of shares of Excess Common Stock or Excess Preferred Stock, as applicable. Such exchange shall be effective as of the close of business on the business day prior to the date of such purported Transfer or other event.

     Section 4.5.8 NOTICE OF RESTRICTED TRANSFER. Any Person who Acquires or attempts or intends to Acquire shares of Common Stock or Preferred Stock in violation of SECTION 4.5.5, or any Person who is a transferee in a Transfer or is otherwise affected by an event other than a Transfer that results in the issuance of Excess Stock pursuant to SECTION 4.5.7, shall immediately give written notice to the Corporation of such Transfer or other event and shall provide to the Corporation such other information as the Corporation may request in order to determine the effect, if any, of such Transfer or attempted, intended or purported Transfer or other event on the Corporation's status as a REIT.

     Section 4.5.9 OWNERS REQUIRED TO PROVIDE INFORMATION. From the Effective Date and prior to the Restriction Termination Date:

          (a) every Beneficial Owner of more than 2.5% (or such lower percentage as required by the Code or the Treasury Regulations promulgated thereunder) in value of the outstanding Common Stock or Preferred Stock of the Corporation shall, within 30 days after January 1 of each year, give written


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notice to the Corporation stating the name and address of such Beneficial Owner, the number of shares of Common Stock and other shares of the Capital Stock of the Corporation Beneficially Owned, and a description of the manner in which such shares are held. Each such Beneficial Owner shall provide to the Corporation such additional information as the Corporation may request in order to determine the effect, if any, of such Beneficial Ownership on the Corporation's status as a REIT and to ensure compliance with the Stock Ownership Limit; and

          (b) each Person who is a Beneficial Owner of Common Stock or Preferred Stock and each Person (including the stockholder of record) who is holding Common Stock or Preferred Stock for a Beneficial Owner shall provide to the Corporation such information that the Corporation may request, in good faith, in order to determine the Corporation's status as a REIT.

     Section 4.5.10 REMEDIES NOT LIMITED. Subject to SECTION 5.0.2, nothing contained in this SECTION 4.5 shall limit the authority of the Board of Directors to take such other action as it deems necessary or advisable to protect the Corporation and the interests of its stockholders in preserving the Corporation's status as a REIT.

     Section 4.5.11 AMBIGUITY. In the case of an ambiguity in the application of any of the provisions of this SECTION 4.5 or any definition contained in SECTION 4.2, the Board shall have the power to determine the application of the provisions of this SECTION 4.5 with respect to any situation based on the facts known to it.

     Section 4.5.12  EXCEPTIONS.


(a) The Board, in its sole and absolute discretion, may grant to any Person who makes a request therefor an exception to the Stock Ownership Limit applicable to such Person, subject to the following conditions and limitations: (A) the Board shall have determined that (x) assuming such Person would Beneficially Own the maximum amount of Common Stock and Preferred Stock permitted as a result of the exception to be granted and (y) assuming that all other Persons who would be treated as "individuals" for purposes of Code Section 542(a)(2) (determined taking into account Section 856(h)(3)(A) of the Code) would Beneficially Own the maximum amount of Common Stock and Preferred Stock permitted under this SECTION
4.5 (taking into account any exception, waiver, or exemption granted under this SECTION 4.5.12 to (or with respect to) such Persons), the Corporation would not be "closely held" within the meaning of Section 856(h) of the Code (assuming that the ownership of Common Stock and Preferred Stock is determined during the second half of a taxable year) and would not otherwise fail to qualify as a REIT; (B) the Board shall have determined that the Corporation would not be considered to receive or accrue any amounts directly or indirectly from any person described in Section 856(d)(2)(B) of the Code, unless the Board, in its sole and absolute discretion, determines that the receipt or accrual of any such amounts would not otherwise cause the Corporation to fail to satisfy any of the gross income requirements of Section 856(c) of the Code or otherwise cause the Corporation to fail to qualify as a REIT; and (C) such Person provides to the Board such representations and undertakings, if any, as the Board may, in its sole and absolute discretion, determine to be necessary in order for it to make the determination that the conditions set forth in clauses (A) and (B) above of this SECTION 4.5.12(a) have been and will continue to be satisfied (including, without limitation, an agreement as to a reduced Stock Ownership Limit or Excepted Holder Limit for such Person with respect to the Beneficial Ownership of one or more other classes of Common Stock or Preferred Stock not subject to the exception), and such Person agrees that any violation of such representations and undertakings or any attempted violation thereof will result in the application of the remedies set forth in SECTION 4.5 with respect to Common Stock or Preferred Stock held in excess of the Stock Ownership Limit applicable to such Person or the Excepted Holder Limit (as may be applicable) with respect to such Person (determined without regard to the exception granted such Person under this subparagraph (a)). If a member of the Board requests that the Board grant an exception pursuant to this subparagraph (a) with respect to such member or with respect to any other Person if such Board member would be considered to be the Beneficial Owner of Common Stock or Preferred Stock owned by such Person, such member of the Board shall not participate in the decision of the Board as to whether to grant any such exception.

          (b) Subject to SECTION 4.5.5(c), the Board, in its sole discretion, may exempt a Person from the Stock Ownership Limit (A) if such Person is not an individual for purposes of Section 542(a)(2) of the Code and the Board obtains such representations and undertakings from such Person as are reasonably necessary to ascertain that no such individual's Beneficial Ownership of such Common Stock or Preferred Stock will violate the Stock Ownership Limit applicable to such Person or otherwise violate SECTION 4.5.5(c), (B) if such Person does not and represents that it will not own, directly or Constructively, more than a 9.9% interest (as set forth in Section 856(d)(2)(B) of the Code) in a tenant of the Corporation (or a tenant of any entity owned or controlled by the Corporation) and the Board obtains such representations and undertakings from such Person as are reasonably necessary to ascertain this fact, and (C) if such Person agrees that any violation of such representations or undertaking (or other action which is contrary to the restrictions contained in SECTIONS 4.5.5 through 4.5.11 of this Article IV) or attempted violation will result in such Common Stock or Preferred Stock being exchanged for Excess Stock in accordance with SECTION 4.5.7.

          (c) Prior to granting any exception pursuant to SECTION 4.5.12(b), the Board shall require a ruling from the Internal Revenue Service, or an opinion of counsel, in either case in form and substance satisfactory to the Board in it sole discretion, as it may deem necessary or advisable in order to determine or ensure the Corporation's status as a REIT. Notwithstanding the receipt of any ruling or opinion, the Board may impose such conditions or restrictions as it deems appropriate in connection with granting such exception.

     Section 4.5.13 LEGEND. Each certificate for Common Stock shall bear the following legend:

     "The shares represented by this certificate are subject to restrictions on Beneficial Ownership and Transfer for the purpose of the Corporation's maintenance of its status as a Real Estate Investment Trust under the Internal Revenue Code of 1986, as amended (the "Code"). Subject to certain further restrictions and except as expressly provided in the Corporation's charter, no Person may (i) Beneficially Own shares of the Corporation's Capital Stock in excess of 4.9% of the aggregate value of the outstanding shares of Capital Stock (unless (a) such Person is an Existing Holder in which case such Existing Holder may not Beneficially Own shares of the Corporation's Capital Stock in excess of 9.9% of the aggregate value of the outstanding shares of Capital Stock or (b) such Person is an Excepted Holder, in which case the Excepted Holder Limit shall be applicable), (ii) Beneficially Own Common Stock or Preferred Stock that would result in the Corporation being "closely held" under
     Section 856(h) of the Code or otherwise cause the Corporation to fail to qualify as a REIT, or (iii) Transfer shares of Common Stock or Preferred Stock such that the outstanding shares of Capital Stock of the Corporation would be beneficially owned by less than 100 Persons (determined without reference to any rules of attribution). Any Person who Beneficially Owns or attempts to Beneficially Own shares of Common Stock or Preferred Stock which causes or will cause a Person to Beneficially Own shares of Common Stock or Preferred Stock, as applicable, in excess of the above limitations must immediately notify the Corporation. Any Transfer of shares of Common Stock or Preferred
     Stock in violation of the limitations set forth in the Corporation's charter shall be void ab initio. If the restrictions on Transfer are violated, the shares of Common Stock represented hereby will be automatically exchanged for shares of Excess Common Stock which will be held in trust by the Corporation. All capitalized terms in this legend have the meanings defined in the Corporation's Articles of Amendment and Restatement, as the same may be amended from time to time, a copy of which, including the restrictions on transfer, will be sent without charge to each holder of Common Stock who so requests."

4.6  EXCESS STOCK

     Section 4.6.1 OWNERSHIP IN TRUST. Upon any purported Transfer or other event that results in an exchange of Common Stock or Preferred Stock for Excess Stock pursuant to SECTION 4.5.7, such Excess Stock shall be deemed to have been Transferred to the Corporation, as Trustee of a Trust for the exclusive benefit of the Beneficiary or Beneficiaries to whom an interest in such Trust may later be transferred pursuant to SECTION 4.6.5. Shares of Excess Stock so held in trust shall be issued and outstanding stock of the Corporation but shall not be considered issued and outstanding for purposes of any stockholder vote. The Purported Record Transferee or, in the case of Excess Stock resulting from an event other than a Transfer, the Purported Record Holder, shall have no rights in such Excess Stock except the right to designate a transferee of such Excess Stock upon the terms specified in SECTION 4.6.5. The Purported Beneficial Transferee or, in the case of Excess Stock resulting from an event other than a Transfer, the Purported Beneficial Holder, shall have no rights in such Excess Stock except as provided in SECTION 4.6.5.

     Section 4.6.2 DIVIDEND RIGHTS. Excess Common Stock shall not be entitled to any dividends or periodic distributions. Any dividend or distribution paid prior to the discovery by the Corporation that shares of Common Stock have been exchanged for Excess Stock shall be repaid to the Corporation upon demand, and any dividend or distribution declared but unpaid shall be rescinded as void AB INITIO with respect to such shares of Common Stock. Excess Preferred Stock shall be entitled to such dividends and distributions as shall be designated by the Board with respect to the applicable series of Excess Preferred Stock pursuant to SECTION 4.4 of this charter at the time such series is created.

     Section 4.6.3 RIGHTS UPON LIQUIDATION. In the event of any voluntary or involuntary liquidation, dissolution or winding up of, or any distribution of the assets of, the Corporation, the Corporation, as holder of shares of Excess Stock in trust, shall be entitled to receive, (a) with respect to Excess Common Stock, subject to the preferential rights of holders of Preferred Stock or Excess Preferred Stock, ratably with each other holder of Common Stock and Excess Common Stock, that portion of the assets of the Corporation available for distribution to the holders of its Common Stock and Excess Common Stock as the number of shares of the Excess Common Stock held by the Corporation in trust bears to the total number of shares of Common Stock and Excess Common Stock then outstanding and (b) with respect to Excess Preferred Stock, that portion of the assets of the Corporation as shall be designated by the Board with respect to the applicable series of Excess Preferred Stock pursuant to SECTION 4.4 at the time such series is created. The Corporation, as holder of the Excess Stock in trust, or if the Corporation shall have been dissolved, any trustee appointed by the Corporation prior to its dissolution, shall distribute ratably to the Beneficiaries of the Trust, when and if determined in accordance with SECTION 4.6.6, any such assets received in respect of the Excess Stock in any liquidation, dissolution or winding up of, or any distribution of the assets, of the Corporation.

     Section 4.6.4 VOTING RIGHTS. The holders of shares of Excess Stock shall not be entitled to vote on any matters

     Section 4.6.5  RESTRICTIONS ON TRANSFER; DESIGNATION OF BENEFICIARY.

          (a) Excess Stock shall not be transferable. A Purported Record Transferee or, in the case of Excess Stock resulting from an event other than a Transfer, a Purported Record Holder, may freely designate a Beneficiary of its interest in the Trust (representing the number of shares of the applicable class or series of Excess Stock held by the Trust attributable to the purported Transfer or other event that resulted in the issuance of such Excess Stock), if
(i) the shares of Excess Stock held in the Trust would not be Excess Stock in the hands of such Beneficiary and (ii) the Purported Beneficial Transferee or, in the case of Excess Stock resulting from an event other than a Transfer, the Purported Beneficial Holder, does not receive consideration for the designation of such Beneficiary that reflects a price per share for such Excess Stock that exceeds the "Excess Stock Limitation Price". The Excess Stock Limitation Price is the lesser of (A) in the case of Excess Stock resulting from a Transfer for value, the price per share that the Purported Beneficial Transferee paid for the Common Stock or Preferred Stock in the purported Transfer that resulted in the issuance of the Excess Stock, or, in the case of Excess Stock resulting from (I) a Transfer other than for value (such as a gift, devise or similar Transfer) or (II) an event other than a Transfer, a price per share equal to the Market Price of the Common Stock or Preferred Stock that was exchanged for such Excess Stock on the date of the purported Transfer or other event that resulted in the issuance of the Excess Stock or (B) a price per share equal to the Market Price of the Excess Stock on the date of the designation of the Beneficiary of the interest in the Trust. Prior to any transfer of any interest in the Trust, the Purported Record Transferee or Purported Record Holder, as the case may be, must give advance notice to the Corporation of the intended transfer and the Corporation must have waived in writing its purchase rights under SECTION 4.6.6. Upon any transfer of an interest in the Trust, the corresponding shares of Excess Stock in the Trust shall be automatically exchanged for an equal number of shares of Common Stock or Preferred Stock, as applicable, (and in the case of Preferred Stock, of the same series as the shares of Preferred Stock that was exchanged into the Excess Stock) and such shares of Common Stock or Preferred Stock shall be transferred of record to the Beneficiary of the interest in the Trust designated by the Purported Record Transferee or Purported Record Holder as described above if such Common Stock or Preferred Stock would not be Excess Stock in the hands of such Beneficiary.


          (b) Notwithstanding the foregoing, if a Purported Beneficial Transferee or Purported Beneficial Holder receives consideration for the designation by the Purported Record Transferee or Purported Record Holder of a Beneficiary of an interest in the Trust that exceeds the Excess Stock Limitation Price, such Purported Beneficial Transferee or Purported Beneficial Holder shall pay, or cause the Beneficiary of the interest in the Trust to pay, to the Corporation the amount by which such consideration exceeds the Excess Stock Limitation Price.

     Section 4.6.6 PURCHASE RIGHT IN EXCESS STOCK. Notwithstanding SECTION 4.6.5, shares of Excess Stock shall be deemed to have been offered for sale to the Corporation, or its designee, at a price per share equal to the Excess Stock Limitation Price (determined by substituting "the date on which the Corporation, or its designee, accepts the offer to sell" for "the date of the designation of the Beneficiary of the interest in the Trust" in clause (B) of the definition of Excess Stock Limitation Price in SECTION 4.6.5(a). The Corporation shall have the right to accept such offer for a period of ninety days after the later of
(i) the date of the Transfer or other event which resulted in the issuance of such Excess Stock and (ii) if the Corporation does not receive actual notice of a Transfer or other event pursuant to SECTION 4.5.8, the date the Board of Directors determines in good faith that such a Transfer or other event resulting in the issuance of Excess Stock has occurred.

                                ARTICLE  V
                          GENERAL REIT PROVISIONS

     Section 5.0.1 GENERAL LIMITATIONS. Notwithstanding anything else in this charter, during the period commencing on the Effective Date and prior to this Restriction Termination Date, (i) no Person shall Acquire any shares of Capital Stock if, as a result of such Acquisition, the outstanding shares of the Capital Stock would be owned beneficially and not of record by less than 100 Persons (determined without reference to any rules of attribution), (ii) no Person shall Acquire or Beneficially Own any shares of Capital Stock if, as a result of such Acquisition or Beneficial Ownership, the Corporation would be "closely held" within the meaning of Section 856(h) of the Code and (iii) no person shall Acquire or Beneficially Own any shares of Capital Stock if, as a result of such Acquisition or Beneficial Ownership, the Corporation would fail to qualify as a REIT (including, but not limited to, a Transfer or other event that would result in the Corporation owning (directly or Constructively) an interest in a tenant that is described in Section 856(d)(2)(B) of the Code if the income derived by the Corporation from such tenant would cause the Corporation to fail to satisfy any of the gross income requirements of Section 856(c) of the Code).

     Section 5.0.2 TERMINATION OF REIT STATUS. The Board shall take no action to terminate the Corporation's status as a REIT until such time as (i) the Board adopts a resolution recommending that the Corporation terminate its status as a REIT, (ii) the Board presents the resolution at an annual or special meeting of the stockholders and (iii) such resolution is approved by the vote of a majority of the shares entitled to be cast on the resolution.

     Section 5.0.3 EXCHANGE OR MARKET TRANSACTIONS. Nothing in Article IV or this Article V shall preclude the settlement of any transaction entered into through the facilities of any national securities exchange or automated inter-dealer quotation system.

     Section 5.0.4 SEVERABILITY. If any provision of Article IV or this Article V or any application of any such provision is determined to be invalid by any federal or state court having jurisdiction over the issues, the validity of the remaining provisions shall not be affected and other applications of such provision shall be affected only to the extent necessary to comply with the determination of such court.

     Section 5.0.5 WAIVER. The Corporation shall have authority at any time to waive the requirements that Excess Stock be issued or be deemed outstanding in accordance with the provisions of Article IV if the Corporation determines, based on an opinion of nationally recognized tax counsel, that the issuance of such Excess Stock or the fact that such Excess Stock is deemed to be outstanding, or any such redemption would jeopardize the status of the Corporation as a REIT for federal income tax purposes.

                                ARTICLE  VI
                            BOARD OF DIRECTORS

     Section 6.0.1 MANAGEMENT. The management of the business and the conduct of the affairs of the Corporation shall be vested in its Board of Directors.

     Section 6.0.2 NUMBER. The number of directors which will constitute the entire Board shall be fixed by, or in the manner provided in, the By-laws but shall in no event be less than three nor more than fifteen. Any increases or decreases in the size of the board shall be apportioned equally among the classes of directors to prevent stacking in any one class of directors.

     Section 6.0.3 CLASSIFICATION. The directors shall be classified, with respect to the time for which they severally hold office, into three classes, as nearly equal in number as possible. As shall be provided in the By-laws of the Corporation, one class shall originally be elected for a term expiring at the annual meeting of stockholders to be held in 1999, another class shall originally be elected for a term expiring at the annual meeting of stockholders to be held in 2000, and another class shall originally be elected for a term expiring at the annual meeting of stockholders to be held in 2001, with each class to hold office until its successors are elected and qualified. Except as otherwise provided in this charter, at each annual meeting of the stockholders of the Corporation, the date of which shall be fixed by or pursuant to the By-laws of the Corporation, the successors of the class of directors whose terms expire at that meeting shall be elected to hold office for a term expiring at the annual meeting of stockholders held in the third year following the year of their election. No election of directors need be by written ballot. No decrease in the number of directors constituting the Board shall shorten the term of any incumbent director.

     Section 6.0.4 VACANCIES. Except as otherwise provided in this charter, newly created directorships resulting from any increase in the number of directors may be filled by the majority vote of the Board, and any vacancies on the Board resulting from death, resignation, removal or other cause shall be filled by the affirmative vote of a majority of the remaining directors then in office, even if less than a quorum of the Board, or, if applicable, by a sole remaining director. Any director elected in accordance with the preceding sentence shall hold office until the next annual meeting of the Corporation, at which time a successor shall be elected to fill the remaining term of the position filled by such director.

     Section 6.0.5 REMOVAL. Except as otherwise provided in this charter, any director may be removed from office only for cause and only by the affirmative vote of two-thirds of the aggregate number of votes then entitled to be cast generally in the election of directors. For purposes of this SECTION 6.0.5, "cause" shall mean the willful and continuous failure of a director to substantially perform the duties to the Corporation of such director (other than any such failure resulting from temporary incapacity due to physical or mental illness) or the willful engaging by a director in gross misconduct materially and demonstrably injurious to the Corporation.

     Section 6.0.6 BY-LAWS. Except as otherwise provided in the MGCL, the Board shall have power to adopt, amend, alter, change and repeal any By-laws of the Corporation by vote of the majority of the Board of Directors then in office. Any adoption, amendment, alteration, change or repeal of any By-laws by the stockholders of the Corporation shall require the affirmative vote of two thirds of the aggregate number of votes then entitled to be cast generally in the election of directors. Notwithstanding anything in this SECTION 6.0.6 to the contrary, no amendment, alteration, change or repeal of any provision of the By-laws relating to the classification or removal of directors or the amendment or repeal of the By-laws shall be effected without the vote of two-thirds of the aggregate number of votes entitled to be cast generally in the election of Directors.

     Section 6.0.7 POWERS. The enumeration and definition of particular powers of the Board included elsewhere in this charter shall in no way be limited or restricted by reference to or inference from the terms of any other clause of this or any other Article of this charter, or construed as excluding or limiting, or deemed by inference or otherwise in any manner to exclude or limit, the powers conferred upon the Board under the MGCL as now or hereafter in force.

                               ARTICLE  VII
                                 LIABILITY


     To the fullest extent permitted by Maryland law, as applicable from time to time, no person who at any time was or is a director or officer of the Corporation shall be personally liable to the Corporation or its stockholders for money damages. No amendment of this charter or repeal of any of its provisions shall limit or eliminate any of the benefits provided to directors and officers under this Article VII in respect of any act or omission that occurred prior to such amendment or repeal.


                               ARTICLE  VIII
                              INDEMNIFICATION

     The Corporation shall indemnify, to the fullest extent permitted by Maryland law, as applicable from time to time, all persons who at any time were or are directors or officers of the Corporation for any threatened, pending or completed action, suit or proceeding (whether civil, criminal, administrative or investigative) relating to any action alleged to have been taken or omitted in such capacity as a director or an officer. The Corporation shall pay or reimburse all reasonable expenses incurred by a present or former director or officer of the Corporation in connection with any threatened, pending or completed action, suit or proceeding (whether civil, criminal, administrative or investigative) in which the present or former director or officer is a party, in advance of the final disposition of the proceeding, to the fullest extent permitted by, and in accordance with the applicable requirements of, Maryland law, as applicable from time to time. The Corporation may indemnify any other persons permitted but not required to be indemnified by Maryland law, as applicable from time to time, if and to the extent indemnification is authorized and determined to be appropriate, in each case in accordance with applicable law, by the Board of Directors, the majority of the stockholders of the Corporation entitled to vote thereon or special legal counsel appointed by the Board. No amendment of this charter or repeal of any of its provisions shall limit or eliminate any of the benefits provided to directors and officers under this Article VIII in respect of any act or omission that occurred prior to such amendment or repeal.


                                ARTICLE  IX
                      WRITTEN CONSENT OF STOCKHOLDERS

          Any corporate action upon which a vote of stockholders is required or permitted may be taken without a meeting or vote of stockholders with the unanimous written consent of stockholders entitled to vote thereon.

                                ARTICLE  X
                                 AMENDMENT

          The Corporation reserves the right to amend, alter or repeal any provision contained in this charter upon (i) adoption by the Board of a resolution recommending such amendment, alteration, or repeal, (ii) presentation by the Board to the stockholders of a resolution at an annual or special meeting of the stockholders and (iii) approval of such resolution by the affirmative vote of the holders of a majority of the aggregate number of votes entitled to be cast generally in the election of directors; PROVIDED, HOWEVER, the affirmative vote of the holders of two-thirds of the aggregate number of votes then entitled to be cast generally in the election of directors, shall be required to amend SECTIONS 4.5.5 (including the definitions used therein), 5.0.1, 6.0.3 and 6.0.5 and Articles 4.4 (including the definitions used therein), 4.6, VII, VIII and X hereof.

                                ARTICLE  XI
                                 EXISTENCE

          The Corporation is to have a perpetual existence.

                             *  *  *  *  *  *


          THIRD: The amendments set forth in these Articles of Amendment and Restatement do not increase the authorized stock of the Corporation.

          FOURTH: The amendment and restatement of the charter of the Corporation as set forth in these Articles of Amendment and Restatement was advised by the Board of Directors of the Corporation and approved by the stockholders of the Corporation.

          FIFTH: The current number of directors of the Corporation is five. The names of the current directors of the Corporation are as follows: Gov. Jim Edgar, Michael W. Reschke, Gary J. Skoien, Margaret A. Gilliam and E. Thomas Thilman.

          IN WITNESS WHEREOF, Horizon Group Properties, Inc., has caused these Articles of Amendment and Restatement be signed in its name and on its behalf by its President and attested by its Secretary on ___________, 2000.


                                   Horizon Group Properties, Inc.


                                   By:
                                       --------------------------
                                           Gary J. Skoien
                                           President



Attest:
        -----------------------

         David R. Tinkham

         Secretary

                          OFFICER'S CERTIFICATION


          THE UNDERSIGNED, Gary J. Skoien, President of Horizon Group Properties, Inc.(the "Corporation") who executed on behalf of the Corporation the foregoing Articles of Amendment and Restatement of which this certificate is made a part, hereby acknowledges in the name and on behalf of said Corporation the foregoing Articles of Amendment and Restatement to be the corporate act of said Corporation and hereby certifies to the best of his knowledge, information, and belief the matters and facts set forth therein with respect to the authorization and approval thereof are true in all material respects under the penalties of perjury.







                              ---------------------------------
                                     Gary J. Skoien
                                     President

--------------------------------------------------------------------------------
P R O X Y
HORIZON GROUP PROPERTIES, INC.      Proxy/Voting Instruction Card
Chicago, Illinois


THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF STOCKHOLDERS ON AUGUST 29, 2000.


          The undersigned stockholder of Horizon Group Properties, Inc., a Maryland corporation, hereby constitutes and appoints Gary J. Skoien and David R. Tinkham or either of them, proxies for the undersigned, each with full power of substitution, to attend the Meeting of Stockholders of Horizon Group Properties, Inc. to be held on August 29, 2000 at 10:00 a.m., local time, at 77 West Wacker Drive, 42nd Floor, Chicago, Illinois, 60601, and at any adjournments or postponements thereof, and to vote as specified in this Proxy all the shares of stock of the Company which the undersigned would be entitled to vote if personally present. Any appointment of proxy heretofore made by the undersigned for such meeting is hereby revoked.

          Your vote with respect to the proposals may be indicated on the reverse.

          YOUR VOTE IS IMPORTANT! PLEASE SIGN AND DATE ON THE REVERSE AND RETURN PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE

          /X/ PLEASE MARK YOUR VOTES AS IN THIS EXAMPLE.

          This Proxy When Properly Executed Will be Voted In The Manner Directed Herein. If No Direction Is Made, This Proxy Will Be Voted FOR Proposal 1, FOR Proposal 2 and FOR Proposal 3.

(PROXY CONTINUED ON REVERSE)
--------------------------------------------------------------------------------

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 1, FOR PROPOSAL 2 AND FOR PROPOSAL 3.

1. Approve Amendments Contained in the Articles of Amendment and Restatement of the Company;

               FOR            AGAINST             ABSTAIN

2.        Elect Governor Jim Edgar as a Director of the Company;

               FOR            WITHHOLD

3. Ratify the appointment of Ernst & Young, LLP as independent auditors of the Company for the fiscal year ending December 31, 2000;

               FOR            AGAINST             ABSTAIN


               ----------------------         ----------------------------------
                        Date                               Signature

                                              ----------------------------------
                                                          Printed Name
--------------------------------------------------------------------------------